Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 11, 2022, with respect to the consolidated financial statements of Viridian Therapeutics, Inc., incorporated herein by reference.

Boulder, Colorado

March 11, 2022